Exhibit 99.1

Bioventus Announces Divestiture of its Wound Business

DURHAM, N.C., May 10, 2023 (GLOBE NEWSWIRE) — Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, announced today that it has signed a definitive agreement to sell its Wound business, including the skin substitutes TheraSkin and TheraGenesis, to LifeNet Health. The transaction includes a total cash consideration of $85 million, including $35 million in cash at close, a $5 million cash payment deferred 18 months, and $45 million in potential earn-out payments. At the time of close the Company expects to net approximately $30 million after fees and expenses which will be used to repay existing debt.

Bioventus and LifeNet Health have also signed a Sales Agent Agreement under which LifeNet Health will have exclusive rights to sell SonicOne ultrasonic wound debridement products in the US and Canada.

“The sale of our Wound business will enhance our liquidity and enable a greater focus on execution” said Tony Bihl, Bioventus’ interim chief executive officer.

The divestiture of the Wound business reduces the Company’s annual revenue by approximately $40 million and annual Adjusted EBITDA by approximately $5 million.

The transaction is expected to close in approximately one week before the end of May.

Jefferies LLC is acting as financial advisor and Reed Smith is acting as legal advisor in connection with this transaction.

About Bioventus

Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Restorative Therapies and Surgical Solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Any statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning the Company’s future growth, operating margins, market leadership and strategy. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated herein include, but are not limited to, our ability to successfully complete planned divestures, the risk that the material weakness we identified in the third quarter of 2022 or a new material weakness could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner; we might not be able to continue to fund our operations for at least the next twelve months as a going concern; we might not meet certain of our debt covenants under our Credit Agreement and might be required to repay our indebtedness; restrictions on operations and other costs associated with our indebtedness; we maintain cash at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses and may result in unfavorable outcomes; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (FDA) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (HA) viscosupplements, or future products we may seek to commercialize; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; our business may continue to experience adverse impacts as a result of the COVID-19 pandemic; risks related to intellectual property matters; legislative or regulatory reforms; risks related to intellectual property matters; and other important factors described in Part I. Item 1A. Risk Factors in our 2022 Annual Report on Form 10-K as updated by our subsequent Quarterly Reports on Form 10-Q, this Quarterly Report on Form 10-Q and as may be further updated from time to time in our other filings with the SEC. You are urged to consider these factors carefully in evaluating these forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Actual results may differ materially from those set forth in the forward-looking statements.

Investor and Media Inquiries:

Dave Crawford

919-474-6787

dave.crawford@bioventus.com